EXHIBIT  99.1


                             JOINT FILING AGREEMENT
                             ----------------------


     The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(f)(1). Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated:     August  19,  1999

                                   Pacific  USA  Holdings  Corp.


                                   By:  /s/  Bill  C.  Bradley
                                           ----------------------
                                             Bill  C.  Bradley,
                                             Chief  Executive  Officer


                                   Pacific  Electric  Wire  &  Cable  Co.,  Ltd.


                                   By:  /s/  Tung  Ching-yun
                                           --------------------
                                             Tung  Ching-yun,
                                             Vice  President


                                   Pacific  Realty  Group,  Inc.


                                   By:  /s/  Michael  C.  McCraw
                                        ---------------------------
                                             Michael  C.  McCraw,
                                             Chairman

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